UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2006

ANDOVER MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-128526	51-0459931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Turnpike Street, Ste. 204 N. Andover, MA	01845
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 557-1001

SNOW & SAIL SPORTS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 31, 2006, Andover Medical, Inc. (the “registrant”), formerly known as Snow & Sail Sports, Inc. entered into a reorganization agreement (the “Reorganization Agreement”) pursuant to which the registrant spun off its existing business, replaced its management and changed its corporate name and business (the “Transaction”). The following steps were taken in connection with the Transaction:

•
the registrant effected a 28.5-for-1 forward stock split whereby 460,000 pre-forward split registered shares held by approximately 42 non-affiliates (the “Non-Affiliates”) of the registrant were converted into 13,110,000 post-forward split registered shares (the “Post-Forward Split Registered Shares”);

•	all of the registrant’s issued and outstanding shares of registered and restricted common stock (other than the Post-Forward Split Registered Shares) were cancelled;

•
in exchange for $10 and other valuable consideration, pursuant to the Reorganization Agreement the registrant issued an aggregate of 10,000,000 restricted shares of its common stock in connection with the Transaction to the following individuals: Joy Terrace Capital (3,000,000), LAM 2005 Trust (1,000,000), ORM 2005 Trust (1,000,000), Bruce Meyers (1,500,000), Meyers Associates, LP (1,500,000), Imtiaz Khan and his assignees (1,900,000) and Gary Wolff (100,000). As part of the Reorganization Agreement, the principals of Andover Medical, Inc. transferred all right, title and interest to the new business (see Item 2.01 below) of Andover, including, but not limited to, letters of intent for acquisitions, an office lease, office furniture and cash.

•
Paul F. Tetreault and John P. Greeley, representing all of the former officers and directors of the registrant prior to the Transaction, resigned and were replaced by Edwin A. Reilly and Robert G. Coffill, Jr.; Mr. Reilly was appointed the President, Chief Operating Officer, acting Chief Financial Officer, and Secretary of the registrant, and Mr. Coffill was elected to serve as its sole director;

•
the registrant’s former business (including all of its assets and liabilities), involved providing one-day ski trips within the New England area was spun off prior to the Transaction, the registrant is now engaged in the business of providing orthopedic, podiatric and urological supplies and services to physicians and other healthcare providers;

•
the registrant issued an aggregate of 2,500,000 incentive stock options to purchase an equivalent number of shares of its restricted common stock to the registrant’s sole officer and director: Edwin A. Reilly (1,250,000) and Robert G. Coffill, Jr. (1,250,000); and

•	the registrant changed its name from Snow & Sail Sports, Inc. to Andover Medical, Inc.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure regarding the acquisition and disposition of the registrant’s assets in Item 1.01 above, is incorporated herein by reference.

The registrant has effected a complete change of business operations as a result of the Transaction. The Board of Directors of the registrant has adopted a business plan pursuant to which the registrant intends to engage in the business of providing orthopedic, podiatric and urological supplies and services to physicians and other healthcare providers.

Description of the Business

Andover Medical, Inc. (referred to herein as (the “Registrant”) the “Company” or “AMI”) intends to be a provider of orthopedic and podiatric durable medical equipment, as well as urological devices and disposables. AMI’s products generally are prescribed by physicians and are eligible for third-party reimbursement.

The Company’s business plan is focused primarily in the “stock-and-bill” sector of the medical services industry. Under typical stock-and-bill programs:

(i) the physician’s office is stocked with medical products at the vendor’s expense;

(ii) the vendor’s employees handle many of the aspects of maintaining products in the physician’s clinic; and

(iii) the vendor bills third party payers under its tax id number.

There are a variety of reasons why some physicians find referring patients to orthopedic and prosthetic (“O&P”) facilities to be a less attractive alternative than stock-and-bill programs:

(a) the physician’s office is forced to seek an in-network provider;

(b) the patient is inconvenienced with an extra trip to another medical office;

(c) incorrect products may be dispensed at the O&P facilities;

(d) patients may be subject to aggressive financial policies at O&P facilities; and

(e) O&P facilities may not be open during clinic hours.

Orthopedics, urology and podiatry are among the fastest growing segments in healthcare products and services. The “graying” of the population and the increase in the active physical lifestyle of seniors, among other factors, play key roles in this growth. AMI believes the distribution channel for these healthcare segments is currently fragmented and inefficient. Being a local independent distributor is difficult for a number of important reasons including the following:

(a) small independent operations have a very difficult time trying to gain access to innovative (high margin) product for distribution;

(b) negotiation for product to reduce the cost of goods sold is very limited; therefore, margin enhancement is difficult;

(c) back office expenses are spread over a very limited revenue base; and

(d) little opportunity for a viable exit strategy.

AMI, however, intends to establish a unified national distribution channel by acquiring and consolidating healthcare companies in the fragmented distribution channel for orthopedic, podiatric and urology supplies and services. The Company is currently in the process of seeking to acquire its first three entities that provide such supplies and services. This would allow the Company to immediately have a foot print in three of the fastest growing areas of healthcare, orthopedics, podiatrics and urology. AMI’s management believes that these actions will enable the Company to compete more effectively by taking advantage of certain economies of scale and providing the opportunity for certain operational efficiencies. For example:

(a) size and scale will help reduce the cost of goods sold through volume domestic purchasing;

(b) once a unified national distribution channel is established, the Company will have greater opportunities to distribute innovative products through this newly created channel; and

(c) the ability to centralize back office administrative functions will allow for better management and other operational efficiencies to occur.

AMI intends to offer extensive product offerings, including postoperative pain management products, orthopedic devices, a full range of soft goods and functional knee braces, uro-dynamic devices and disposables. The Company’s products and services will offer solutions to create overall practice management efficiencies for health care providers.

The Company’s sole employee is Edwin Reilly, its President. The Company is in the process of hiring, marketing, financial and operations personnel.

Forward-Looking Statements

Statements contained in this report include “forward-looking statements” within the meaning of such term in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause actual financial or operating results, performances or achievements expressed or implied by the forward-looking statements not to occur or be realized. Forward-looking statements generally are based on our best estimates of future results, performances or achievements, based upon current conditions and the most recent results of the companies involved and their respective industries. Forward-looking statements may be identified by the use of forward-looking terminology such as “may,” “will,” “could,” “project,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “potential,” “opportunity” or similar terms, variations of those terms or the negative of those terms or other variations of those terms or comparable words or expressions.

Persons reading this report should carefully consider such risks, uncertainties and other information, disclosures and discussions which contain cautionary statements identifying important factors that could cause actual results to differ materially from those provided in the forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 3.02. Unregistered Sales of Equity Securities.

In connection with the Transaction, the registrant issued an aggregate of 10,000,000 restricted shares of its common stock to the persons and entities referenced in Item 1.01 above.

The offers and sales of these securities were deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 4(2) of the Securities Act as a transaction by the registrant not involving any public offering.

The disclosure regarding the unregistered sale of equity securities of the registrant in Item 1.01 above, which describes the transaction and the type and amount of consideration received by the registrant, is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

The disclosure regarding the change in control of the registrant in Item 1.01 above, is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Transaction, Paul F. Tetreault and John P. Greeley, representing all of the former officers and directors of the registrant prior to the Transaction, resigned on August 31, 2006 and were replaced by Edwin A. Reilly and Robert G. Coffill, Jr.; Mr. Reilly is the President, Chief Operating Officer, acting Chief Financial Officer, and Secretary of the registrant, and Mr. Coffill is its sole director. The biographies of the sole officer and sole director are set forth below:

Edwin A. Reilly, President and Chief Operating Officer - was Chief Executive Officer, Bellacasa Productions, Inc., a medical device company, from September 2005 to August 2006. Formerly, he was Chief Executive Officer of Ortho Rehab, Inc from 2004 to 2005, a $40 million manufacturer and distributor of continuous passive motion devices.  He was an officer of Med Diversified Inc. ("Med") from 2001 to 2004.  He was Med's Chief Operating Officer from March 2003 to August 2004 and Secretary from October 2001 to August 2004 and Executive Vice President of Administration and Human Resources from August 2001 until March 2003. Previously, Mr. Reilly served as Executive Vice President of Administration and Human Resources for Chartwell Diversified Services, Inc. (and its predecessor company) from 1999 to 2001. He was Vice President of Human Resources for Serono Laboratories, Inc. from 1985 to 1999. Prior to that role, he served as Vice President of Human Resources for the International Health Care Group of Revlon, Inc. Mr. Reilly holds an M.B.A. in Corporate Finance from New York University and a B.S. in Economics from Fordham University.

Robert G. Coffill, Jr., Director - Mr. Coffill has been the Senior Vice President of Field Operations for Medical Solutions Management Inc. from April, 2005 to present. Prior thereto, from July 2004 to April 2005, Mr. Coffill served as sales manager in the New England region for Ortho Rehab, Inc. a $40 million manufacturer and distributor of continuous passive motion devices. From January 2000 to January 2002, Mr. Coffill formed and served as the Chief Executive Officer of a construction staffing company in New York with sales of nearly $6 million. From 1978 to 2000, Mr. Coffill had a career in education, serving as a principal and then a superintendent in five school districts located in urban, suburban, and rural environments with school populations ranging from 900 to 3,200 students. Mr. Coffill earned a B.S. from North Adams State College, a Masters in Education from Salem State College and a C.A.E.S from the Boston College Advanced Executive School Management Program.

All other disclosure regarding the departure and appointment of the principal officers and directors of the registrant in Item 1.01 above, is incorporated herein by reference.

Item 5.03. Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Transaction, discussed it Item 1.01 above, the registrant changed its name from Snow & Sail Sports, Inc. to Andover Medical, Inc. The registrant received the consent from the majority of the outstanding shares of its common stock to change its name and filed an amendment to its Certificate of Incorporation in the State of Delaware to effect the name change. In addition, the Board of Directors amended the registrant’s Bylaws to permit the Board to be consist of one or more directors.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements, if any, which may be required by part (a) of Item 9 for the Transaction described in Item 1.01 above, are not currently available. The required financial statements shall be filed in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A as soon as practicable, but not later than November 20, 2006, which is the first business day 71 days after the date that this Current Report on Form 8-K is required to be filed.

(b) Pro forma financial information.

The pro forma financial information, if any, which may be required by part (b) of Item 9 for the Transaction described in Item 1.01 above, is not currently available. The required pro forma financial information shall be filed in an amendment to this Current Report on Form 8-K under cover of Form 8-K/A as soon as practicable, but not later than November 20, 2006, which is the first business day 71 days after the date that this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Number	Description

2.1	Reorganization Agreement, dated as of August 31, 2006.

3.3	Certificate of Amendment to Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 7, 2006	ANDOVER MEDICAL, INC.

	By:	/s/ Edwin A. Reilly
Name: Edwin A. Reilly
Title: President